Filed Pursuant to Rule 433 Registration No. 333-293987 Dated: August 18, 2026

PRICING TERM SHEET

U.S.$1,000,000,000 5.005% SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2030 (THE “SNP 2030 FIXED-TO-FIXED RATE NOTES”)

Issuer:	Banco Santander, S.A.

Series Number:	SNP-273

Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A+ (Stable) by Moody’s / S&P / Fitch

Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)

Status:	Senior Non Preferred

Principal Amount:	U.S.$1,000,000,000

Form of Issuance:	SEC Registered

Pricing Date:	August 18, 2026

Settlement Date**:	August 25, 2026 (T+5)

Maturity Date:	August 25, 2030

Optional Redemption Date:	August 25, 2029

Benchmark Treasury:	4.250% UST due August 15, 2029

Benchmark Treasury Yield:	4.255%

Spread to Benchmark Treasury:	T+75 bps

Re-offer Yield:	5.005%

Price to Public:	100.000% of the Principal Amount

Redemption Price:	100.000%

Underwriting Discount / Commission:	0.250%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.750% (U.S.$997,500,000). This amount is before deducting other expenses incurred in connection with this offering. Additionally, the Underwriters have agreed to reimburse the Issuer for $200.000 of such expenses.

Initial Fixed Rate:	From, and including, August 25, 2026 to, but excluding, the Reset Date at the rate of 5.005% per annum, payable semi-annually in arrears.

Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, the Maturity Date at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 0.750% per annum, payable semi-annually in arrears.

Interest Payment Dates:	Each August 25 and February 25, commencing on February 25, 2027 up to and including the Maturity Date or any date of earlier redemption.

Day Count Fraction:	30/360 (following, unadjusted)

Optional Early Redemption (Call):	The Issuer may redeem the SNP 2030 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.

Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement

Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement

Clean-up Redemption:	Applicable as specified in the prospectus supplement

Substitution and Variation:	Applicable as specified in the prospectus supplement

Business Days:	New York City, London and T2

Reset Determination Date:	The second Business Day immediately preceding the Reset Date

Reset Date:	August 25, 2029

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee, Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law, Submission to Jurisdiction:

The Base Indenture, the Second Supplemental Indenture and the SNP 2030 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture relating to the ranking of the SNP 2030 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

The Issuer, the Trustee and the holders of the SNP 2030 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2030 Fixed-to-Fixed Rate Notes) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the SNP 2030 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2030 Fixed-to-Fixed Rate Notes) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the SNP 2030 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby in any other forum.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2030 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2030 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2030 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.

Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated August 18, 2026.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2030 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2030 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971KAZ2 / US05971KAZ21

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Active Managers:	Barclays Capital Inc.
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Jefferies LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
Santander US Capital Markets LLC
Standard Chartered Bank AG
Wells Fargo Securities, LLC

Co-Leads:	Bridgeway Securities Corp Oversea-Chinese Banking Corporation Limited*** Roberts & Ryan, Inc.

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2030 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the SNP 2030 Fixed-to-Fixed Rate Notes will be made against payment therefor on or about August 25, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2030 Fixed-to-Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2030 Fixed-to-Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

***

Oversea-Chinese Banking Corporation Limited is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, OCBC shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. OCBC shall offer and sell the Securities constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BMO Capital Markets Corp. by telephone at 1-888-200-0266, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, Jefferies LLC by calling toll free 1-877-877-0696, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, Standard Chartered Bank AG by calling +44 207-885-5739 and Wells Fargo Securities, LLC by calling 1-800-645-3751.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2030 Fixed-to-Fixed Rate Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the SNP 2030 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2030 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2030 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2030 Fixed-to-Fixed Rate Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the SNP 2030 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2030 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in Regulation (EU) No. 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the SNP 2030 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the SNP 2030 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2030 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.

PRICING TERM SHEET

U.S.$1,000,000,000 5.624% SENIOR NON PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2034 (THE “SNP 2034 FIXED-TO-FIXED RATE NOTES”)

Issuer:	Banco Santander, S.A.

Series Number:	SNP-274

Issuer Ratings*:	A1 (Stable) / A+ (Stable) / A+ (Stable) by Moody’s / S&P / Fitch

Expected Notes Ratings*:	Baa1 / A- / A (Moody’s / S&P / Fitch)

Status:	Senior Non Preferred

Principal Amount:	U.S.$1,000,000,000

Form of Issuance:	SEC Registered

Pricing Date:	August 18, 2026

Settlement Date**:	August 25, 2026 (T+5)

Maturity Date:	August 25, 2034

Optional Redemption Date:	August 25, 2033

Benchmark Treasury:	4.375% UST due July 31, 2033

Benchmark Treasury Yield:	4.524%

Spread to Benchmark Treasury:	T+110 bps

Re-offer Yield:	5.624%

Price to Public:	100.000% of the Principal Amount

Redemption Price:	100.000%

Underwriting Discount / Commission:	0.350%

Proceeds to Issuer (after deducting Underwriting Discount / Commission):	99.650% (U.S.$996,500,000). This amount is before deducting other expenses incurred in connection with this offering.

Initial Fixed Rate:	From, and including, August 25, 2026 to, but excluding, the Reset Date at the rate of 5.624% per annum, payable semi-annually in arrears.

Reset Fixed Rate:	From, and including, the Reset Date to, but excluding, the Maturity Date at a fixed rate equal to the U.S. Treasury Rate (as defined in the prospectus supplement) as of the Reset Determination Date (as defined below), plus 1.100% per annum, payable semi-annually in arrears.

Interest Payment Dates:	Each August 25 and February 25, commencing on February 25, 2027 up to and including the Maturity Date or any date of earlier redemption.

Day Count Fraction:	30/360 (following, unadjusted)

Optional Early Redemption (Call):	The Issuer may redeem the SNP 2034 Fixed-to-Fixed Rate Notes in whole (but not in part) in its sole discretion on the Optional Redemption Date as specified in the prospectus supplement.

Early Redemption for TLAC/MREL Disqualification Event:	Applicable as specified in the prospectus supplement

Early Redemption for Taxation Reasons:	Applicable as specified in the prospectus supplement

Clean-up Redemption:	Applicable as specified in the prospectus supplement

Substitution and Variation:	Applicable as specified in the prospectus supplement

Business Days:	New York City, London and T2

Reset Determination Date:	The second Business Day immediately preceding the Reset Date

Reset Date:	August 25, 2033

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Listing:	New York Stock Exchange

Trustee, Principal Paying Agent and Calculation Agent:	The Bank of New York Mellon, London Branch

Governing Law, Submission to Jurisdiction:	The Base Indenture, the Second Supplemental Indenture and the SNP 2034 Fixed-to-Fixed Rate Notes will be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except that certain provisions of the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture relating to the ranking of the SNP 2034 Fixed-to-Fixed Rate Notes shall be governed by and construed in accordance with Spanish law, and except that the authorization and execution of the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture and the Second Supplemental Indenture shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of Banco Santander and the Trustee, as the case may be.

The Issuer, the Trustee and the holders of the SNP 2034 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2034 Fixed-to-Fixed Rate Notes) irrevocably submit only to the jurisdiction of (i) any Federal or State court in the Borough of Manhattan, The City of New York, New York and (ii) the courts of European Union member states and states that are parties to the Lugano II Convention and which have jurisdiction pursuant to the Brussels Ia Regulation and/or the Lugano II Convention, in any suit, action or proceeding arising out of or relating to the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby. The Issuer, the Trustee and the holders of the SNP 2034 Fixed-to-Fixed Rate Notes (by their acceptance of the SNP 2034 Fixed-to-Fixed Rate Notes) irrevocably and unconditionally waive, to the extent they may effectively do so, any objection they may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such courts and agree that they will not bring or support any suit, action or proceeding arising out of or relating to the SNP 2034 Fixed-to-Fixed Rate Notes, the Base Indenture, the Second Supplemental Indenture or the transactions contemplated thereby in any other forum.

“Brussels Ia Regulation” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, as amended.

“Lugano II Convention” means the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, signed on 30 October 2007.

Agreement to and Acknowledgement of Statutory Bail-in:	By its acquisition of any SNP 2034 Fixed-to-Fixed Rate Notes, each holder (including each holder of a beneficial interest in the SNP 2034 Fixed-to-Fixed Rate Notes) acknowledges, accepts, consents and agrees to be bound by the terms of the SNP 2034 Fixed-to-Fixed Rate Notes related to the exercise of the Spanish Bail-In Power.

Waiver of set-off:	Applicable as specified in the prospectus supplement.

Risk Factors:	Investors should read the information under the heading “Risk Factors” in the preliminary prospectus supplement dated August 18, 2026.

U.S. Federal Income Tax Considerations:	For a discussion of the material U.S. federal income tax considerations for the ownership and disposition of the SNP 2034 Fixed-to-Fixed Rate Notes by U.S. investors, see “Taxation—U.S. Federal Income Tax Considerations” in the preliminary prospectus supplement. That discussion does not describe all of the tax consequences that may be relevant in the light of a U.S. investor’s particular circumstances.

Selling Restrictions:	Canada, EEA, United Kingdom, Hong Kong, Italy, Japan, People’s Republic of China (excluding Hong Kong, Macau and Taiwan), Republic of Korea, Taiwan, Singapore, Switzerland and Australia. No publicity or marketing nor public offering which requires the registration of a prospectus in Spain. The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA and in the United Kingdom, as per the preliminary prospectus supplement.

Conflict of Interest:	Santander US Capital Markets LLC is a subsidiary of Banco Santander, S.A. Therefore, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 and, accordingly, the offering of the SNP 2034 Fixed-to-Fixed Rate Notes will comply with the applicable requirements of FINRA Rule 5121.

CUSIP / ISIN:	05971KBA6 / US05971KBA60

Sole Global Coordinator:	Santander US Capital Markets LLC

Joint Active Managers:	Barclays Capital Inc.
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Jefferies LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
Santander US Capital Markets LLC
Standard Chartered Bank AG
Wells Fargo Securities, LLC

Co-Leads:	Bridgeway Securities Corp Oversea-Chinese Banking Corporation Limited*** Roberts & Ryan, Inc.

*

Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the SNP 2034 Fixed-to-Fixed Rate Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

**

It is expected that delivery of the SNP 2034 Fixed-to-Fixed Rate Notes will be made against payment therefor on or about August 25, 2026, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the SNP 2034 Fixed-to-Fixed Rate Notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the SNP 2034 Fixed-to-Fixed Rate Notes initially settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

***

Oversea-Chinese Banking Corporation Limited is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, OCBC shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. OCBC shall offer and sell the Securities constituting part of its allotment solely outside the United States.

The issuer has filed a registration statement (including a base prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the preliminary prospectus supplement, the base prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, you may obtain a copy of the base prospectus and the preliminary prospectus supplement from Barclays Capital Inc. by calling toll free 1-888-603-5847, BMO Capital Markets Corp. by telephone at 1-888-200-0266, Deutsche Bank Securities Inc. by calling toll free 1-800-503-4611, Jefferies LLC by calling toll free 1-877-877-0696, Mizuho Securities USA LLC by calling toll free 1-866-271-7403, Morgan Stanley & Co. LLC by calling toll free 1-866-718-1649, Santander US Capital Markets LLC by calling toll free 1-855-403-3636, Standard Chartered Bank AG by calling +44 207-885-8888 and Wells Fargo Securities, LLC by calling 1-800-645-3751.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

The distribution of this term sheet and the offering of the securities to which this term sheet relates may be restricted by law in certain jurisdictions and therefore persons into whose possession this term sheet comes should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions could result in a violation of the laws of any such jurisdiction.

EU PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

UK PRIIPs Regulation / PROHIBITION OF SALES TO UK RETAIL INVESTORS: The SNP 2034 Fixed-to-Fixed Rate Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the SNP 2034 Fixed-to-Fixed Rate Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2034 Fixed-to-Fixed Rate Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the SNP 2034 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2034 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in MiFID II). Any person subsequently offering, selling, or recommending the SNP 2034 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET: Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes has led to the conclusion that: (i) the target market for the SNP 2034 Fixed-to-Fixed Rate Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients only, as defined in Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the SNP 2034 Fixed-to-Fixed Rate Notes to eligible counterparties and professional clients are appropriate. The target market assessment indicates that the SNP 2034 Fixed-to-Fixed Rate Notes are incompatible with the needs, characteristics and objectives of clients which are retail clients (as defined in Regulation (EU) No. 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA). Any person subsequently offering, selling or recommending the SNP 2034 Fixed-to-Fixed Rate Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the SNP 2034 Fixed-to-Fixed Rate Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

This term sheet is not an offer of securities or investments for sale nor a solicitation of an offer to buy securities or investments in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the SNP 2034 Fixed-to-Fixed Rate Notes or possession or distribution of this term sheet in any jurisdiction where action for that purpose is required. Persons into whose possession this term sheet comes are required to inform themselves about and to observe any such restrictions.